As filed with the Securities and Exchange Commission on January 19, 2007 Registration No. _____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEW DRAGON ASIA CORP.
(Exact name of registrant as specified in its charter)

Florida	88-0404114
(State or other jurisdiction of incorporation or organization)	I.R.S. Employer Identification No.

Suite 2808, International Chamber
of Commerce Tower
Fuhua Three Road
Shenzen, PRC, 518048
(Address of Principal Executive Offices)

Peter Mak - Employment Agreement, Supplementary
Agreement and Option Agreement
(Full title of the plan)

Corporation Service Company
1201 Hays Street
Tallahassee, FL 32301
(Name and address of agent for service)

(800) 342-8086
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Class A Common Stock	6,000,000	$1.82	$10,920,000	$1,168.44
Class A Common Stock	2,000,000	$1.60	$3,200,000	$342.40
Total	8,000,000			$1,510.84

(1)
Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this Registration Statement covers an indeterminate number of securities to be offered as a result of an adjustment from stock splits, stock dividends or similar transactions.

(2)	Based on the exercise price of the option pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement for New Dragon Asia Corp., a Florida corporation. (the “Company”) contains two parts. The first part contains a re-offer prospectus prepared in accordance with the requirements of Part I of Form S-3 (in accordance with the General Instruction C to Form S-8) which covers reoffers and resales of “control securities” (as such term is defined in General Instruction C to Form S-8) of the Company. The reoffer prospectus relates to up to 2,000,000 shares of Class A Common Stock that have been or may be issued to Mr. Peter Mak in connection with his employment agreement with the Company as the Company’s Chief Financial Officer (the “Employment Agreement”) and up to 6,000,000 shares of Class A Common Stock that have been or may be issued to Mr. Mak in connection with an option agreement with the Company dated December 13, 2006 (the “Option Agreement”).

Pursuant to the Employment Agreement, Mr. Mak was granted an option purchase 400,000 shares of Class A common stock, par value $0.0001 per share (the “Common Stock”) at an exercise price of $1.00 per share. On June 22, 2005, the Company and Mr. Mak amended the Employment Agreement by entering into a Supplementary Agreement (the “Employment Supplement”) in order to extend the contractual term of Mr. Mak’s employment as the Company’s Chief Financial Officer. Pursuant to the terms of the Employment Supplement, Mr. Mak was granted an additional option to purchase 600,000 shares of Common Stock at an exercise price of $1.20 per share. A copy of the Employment Agreement, as amended by the Employment Supplement, was included as Exhibit 10.9 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission” or the “SEC”) on June 29, 2005 and such exhibit is incorporated herein by reference. As of February 14, 2006, all such options had been exercised by Mr. Mak and the resulting shares were resold in the market.

On January 20, 2006, the Company and Mr. Mak again amended the Employment Agreement by entering into a second Supplementary Agreement (the “Second Employment Supplement,” and the Employment Agreement as supplemented by the Employment Supplement and the Second Employment Supplement, the “Supplemented Employment Agreement”) in order to further extend the contractual terms of Mr. Mak’s employment as the Company’s Chief Financial Officer. Pursuant to the terms of the Second Employment Supplement, Mr. Mak was granted an additional option to purchase 2,000,000 shares of Common Stock, which option was fully vested as of January 20, 2006, at an exercise price of $1.60 per share. A copy of the Second Employment Supplement was included as Exhibit 10.10 to the Company’s Current Report on Form 8-K filed with the Commission on January 24, 2006 and such exhibit is incorporated herein by reference.

On December 13, 2006, the Company and Mr. Mak entered into the Option Agreement whereby the Company granted options to purchase up to 6,000,000 shares of Common Stock, which options are fully vested as of January 29, 2007 (subject to the effectiveness of the Company’s Information Statement on Schedule 14C), at an exercise price of $1.82 per share. A copy of the Option Agreement was included as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 15, 2006 and such exhibit is incorporated herein by reference.

The second part of this Registration Statement contains information required pursuant to Part II of Form S-8 and will be used for offers of shares of Common Stock of the Company that have been issued or may be issued in connection with the Second Employment Supplement and the Option Agreement.

PART I

ITEM 1. PLAN INFORMATION.

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to Mr. Mak pursuant to the terms of the Second Employment Supplement and Option Agreement as specified by Rule 428(b)(1) under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission, but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

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ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The Company will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Those documents are incorporated by reference in the Section 10(a) prospectus. Requests should be directed to Suite 2808, International Chamber of Commerce Tower, Fuhua Three Road, Shenzhen, People’s Republic of China 518048, and our telephone number is (86 755) 8831-2115.

Note: The re-offer prospectus referred to in the Explanatory Note follows this page.

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REOFFER PROSPECTUS

NEW DRAGON ASIA CORP.

8,000,000 Shares of Class A Common Stock

This Prospectus relates to shares (the “Shares”) of Class A Common Stock, par value $0.0001 per share (“Common Stock”, of New Dragon Asia Corp., a Florida corporation (the “Company”) which may be offered and sold from time to time by a certain shareholder of the Company (the “Selling Shareholder”) who has acquired or will acquire such Shares pursuant to stock options and stock grants issued or issuable under an Employment Agreement (as amended and supplemented) and Option Agreement with the Company. See “Selling Shareholders.”

We will not receive any of the proceeds from the sale of these shares by the selling shareholder. However, we will receive the proceeds from any exercise of options to purchase shares to be sold hereunder. See “Use of Proceeds.”

We have agreed to pay the expenses in connection with the registration of these shares.

Our Class A Common Stock is listed on the American Stock Exchange, also called the AMEX, under the trading symbol “NWD.” The last reported price for our Class A Common Stock on January 17, 2007 was $1.67 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 2 OF THIS PROSPECTUS FOR CERTAIN RISKS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS JANUARY 19, 2007

Risk Factors	2
Information Regarding Forward-Looking Statements	9
Use of Proceeds	9
Selling Shareholders	10
Plan of Distribution	11
Limitation on Liability and Indemnification Matters	12
Where You Can Find More Information	13
Experts	13
Legal Matters	13
Incorporation by Reference	14

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus. Accordingly, it does not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the information under “Risk Factors” and the consolidated financial statements and the notes thereto included elsewhere in this prospectus before making an investment decision. Unless the context otherwise requires, references to “we,” “us” or “our” refer collectively to New Dragon Asia Corp. and its subsidiaries. References to our “Common Stock” refer to our Series A Common Stock.

New Dragon Asia Corp.

We are one of the largest flour and instant noodle producers in Northern China. Our core business is twofold: (1) the milling, sale and distribution of flour and related products including soybean-derived products, and (2) the production of instant noodles and soybean-derived products, which we market and sell through distributors, supermarkets and food stores. Our principal brand is “Long Feng.”

Our principal executive office is located at Suite 2808, International Chamber of Commerce Tower, Fuhua Three Road, Shenzhen, People’s Republic of China 518048, and our telephone number is (86 755) 8831-2115.

Recent Developments

On December 12, 2005, we acquired an export distributor from a state owned enterprise in Shandong.

On January 24, 2006, we entered into an agreement to purchase an equity interest in a joint venture that owns a noodle manufacturing facility from a state owned enterprise in Chengdu, Sichuan Province.

This Offering

Securities being offered by the selling shareholder	8,000,000 shares of our Class A Common Stock.

Use of Proceeds
We will not receive any proceeds from the sales of the shares of Class A Common Stock being offered by the selling shareholder other than the exercise price of any options that are exercised by the selling shareholder, the proceeds of which we expect to use for working capital.

Trading	Our Class A Common Stock is listed on the American Stock Exchange under the symbol “NWD”.

RISK FACTORS

You should carefully consider the risks described below before making an investment in us. The risks and uncertainties described below are not the only ones facing us, and there may be additional risks that we do not presently know of or that we presently consider immaterial. All of these risks may impair our business operations. If any of the following risks actually occurs, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our Class A Common Stock could decline, and you may lose all or part of your investment.

Risks Related to Our Class A Common Stock

We have never paid dividends on our Class A Common Stock.

We have never declared or paid any dividends on our Class A Class A Common Stock. The declaration and payment in the future of any cash or stock dividends on the Class A Common Stock will be at the discretion of our Board of Directors and will depend upon a variety of factors, including our ability to service our outstanding indebtedness, if any, and to pay dividends on securities ranking senior to the Class A Common Stock, including the shares of our outstanding Series A and Series B Preferred Stock, our future earnings, if any, capital requirements, financial condition and such other factors as our Board of Directors may consider to be relevant from time to time. We do not expect to declare or pay any dividends on our Class A Common Stock in the foreseeable future.

We are controlled by our major shareholder, which is controlled by our Chairman.

We are controlled by our major shareholder, which is controlled by our Chairman, Mr. Heng Jing Lu. Mr. Lu owns 100% of the equity interests of New Dragon Asia Food Ltd. Mr. Lu has sole voting and dispositive control of the shares of us held by New Dragon Asia Food Ltd., which is our majority shareholder. As a result, Mr. Lu through this shareholder, effectively exercises control over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control of us that may not be viewed as beneficial by other shareholders.

Our primary source of funds for dividends and other distributions from our operating subsidiary in China is subject to various legal and contractual restrictions and uncertainties, and our ability to pay dividends or make other distributions to our shareholders are negatively affected by those restrictions and uncertainties

We are a holding company established in the state of Florida and conduct our core business operations through our operating subsidiaries, Mix Creation Ltd., Rich Delta Ltd. and Keen General Ltd. and their respective subsidiaries in China (collectively, the “Subsidiaries”). As a result, our profits available for distribution to our shareholders are dependent on the profits available for distribution from the Subsidiaries. If the Subsidiaries incur debt on their own behalf, the debt instruments may restrict their ability to pay dividends or make other distributions, which in turn would limit our ability to pay dividends on our shares. Under the current PRC laws, because we are incorporated in the State of Florida, our PRC subsidiaries are each regarded as a wholly foreign-owned enterprise in China. Although dividends paid by foreign invested enterprises, such as wholly foreign-owned enterprises and Sino-foreign joint ventures, are not subject to any PRC corporate withholding tax, the PRC laws permit payment of dividends only out of net income as determined in accordance with PRC accounting standards and regulations. Determination of net income under PRC accounting standards and regulations may differ from determination under U.S. GAAP in significant aspects, such as the use of different principles for recognition of revenues and expenses. In addition, distribution of additional equity interests by any of our PRC subsidiaries to us (which is credited as fully paid through capitalization of the PRC subsidiaries’ undistributed profits) requires additional approval of the PRC government due to an increase in our registered capital and total investment in the subsidiary. Under the current PRC laws, each of our subsidiaries is required to set aside a portion of its net income each year to fund designated statutory reserve funds. These reserves are not distributable as cash dividends. As a result, our primary internal source of funds for dividend payments from the Subsidiaries are subject to these and other legal and contractual restrictions and uncertainties, which in turn may limit or impair our ability to pay dividends to our shareholders. Moreover, any transfer of funds from us to the Subsidiaries, either as a shareholder loan or as an increase in registered capital, is subject to registration with or approval by PRC governmental authorities. These limitations on the flow of funds between us and the Subsidiaries could restrict our ability to act in response to changing market conditions.

Recent regulations relating to offshore investment activities by PRC residents may adversely affect our business and prospects

On September 8, 2006, several agencies of the PRC government issued a new regulation concerning restrictions on investments in China through special purpose companies incorporated overseas and the listing of the shares of those companies in overseas markets. The regulation contains a number of provisions relating to the acquisition of Chinese domestic companies which involve “important industries” and may affect the national economic safety or result in the transfer of actual control rights of any company having “famous brands” or any “old established Chinese brands,” and require that the parties to any such transaction report to the Ministry of Commerce for approval. Additionally, any foreign company directly or indirectly controlled by Chinese companies or individuals used as a vehicle for public listing in an overseas stock market will need China Securities Regulatory Commission approval in connection with such listing. As it is uncertain how this new regulation will be interpreted or implemented, we cannot predict how this regulation will affect our business operations or future strategies. For example, we may be subject to a more stringent review and approval process with respect to our acquisition activities, which may adversely affect our business and prospects.

Risks Related to Our Business

Our business may experience adverse effects from competition in the noodle and flour product markets.

The noodle and flour product markets in China are highly competitive. Competition in these markets takes many forms, including the following:

•	Establishing favorable brand recognition;

•	Developing products sought by consumers;

•	Implementing appropriate pricing;

•	Providing strong marketing support; and

•	Obtaining access to retain outlets and sufficient shelf space.

Many of our competitors are larger and have greater financial resources, including our primary competitors, the “Master Kang” brand manufactured by Tingyi (Cayman Islands) Holdings Corp. and the “President” brand manufactured by Uni-President Group. We may not be able to compete successfully with such competitors. Competition could cause us to lose our market share, increase expenditures or reduce pricing, each of which could have a material adverse effect on our business and financial results.

An inability to respond quickly and effectively to new trends would adversely impact our competitive position.

Our failure to maintain our technological capabilities or to respond effectively to technological changes could adversely affect our ability to retain existing business and secure new business. We will need to constantly seek out new products and develop new solutions to maintain in our portfolio. If we are unable to keep current with new trends, our competitors’ technologies or products may render us noncompetitive and our products obsolete.

Increases in prices of main ingredients and other materials could adversely affect our business.

The main ingredients that we use to manufacture our products are flour and eggs. We also use paper products, such as corrugated cardboard, as well as films and plastics, to package our products. The prices of these materials have been, and we expect them to continue to be, subject to volatility. We may not be able to pass price increases in these materials onto our customers which could have an adverse effect on our financial results.

We are subject to risks associated with joint ventures and third party agreements.

We conduct certain of our milling and sales operations through joint ventures established with certain Chinese parties. Any deterioration of these strategic relationships may have an adverse effect on our operation. Changes in laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business, results of operations and financial condition. Under its current leadership, the Chinese government has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization. There is no assurance, however, that the Chinese government will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice.

We may have limited legal recourse under Chinese law if disputes arise under our agreements with joint ventures or third parties. The Chinese government has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, the government’s experience in implementing, interpreting and enforcing these laws and regulations is limited, and our ability to enforce commercial claims or to resolve commercial disputes is unpredictable. If our new business ventures are unsuccessful, or other adverse circumstances arise from these transactions, we face the risk that the parties to these ventures may seek ways to terminate the transactions, or, may hinder or prevent us from accessing important information regarding the financial and business operations of these acquired companies. The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the Chinese government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. Any rights we may have to specific performance, or to seek an injunction under Chinese law, in either of these cases, are severely limited, and without a means of recourse by virtue of the Chinese legal system, we may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to product liability claims and product recalls, which could negatively impact our profitability.

We sell food products for human consumption, which involves risks such as product contamination or spoilage, product tampering and other adulteration of food products. We may be subject to liability if the consumption of any of our products causes injury, illness or death. In addition, we will voluntarily recall products in the event of contamination or damage. A significant product liability judgment or a widespread product recall may negatively impact our profitability for a period of time depending on product availability, competitive reaction and consumer attitudes. Even if a product liability claim is unsuccessful or is not fully pursued, the negative publicity surrounding any assertion that our products caused illness or injury could adversely affect our reputation with existing and potential customers and our corporate and brand image.

We have limited business liability insurance coverage.

The insurance industry in China is still in its early stage of development. Insurance companies in China offer limited business liability insurance. As a result, we do not have any business liability insurance coverage for our operations. Moreover, while business disruption insurance is available, we have determined that the risks of disruption and cost of the insurance are such that we do not require it at this time. Any business disruption, litigation or natural disaster might result in substantial costs and diversion of resources.

We have a limited concentration of credit risk.

Concentration of credit risk with respect to customer receivables is limited due to the large number of customers comprising our customer base, and their dispersion across China. In addition, we perform ongoing credit evaluations of each customer’s financial condition and maintain reserves for potential credit losses. Such losses in the aggregate have not exceeded management’s expectations.

We may experience risks resulting from our plans for expansion.

We have acquired several companies and businesses and may continue to acquire companies in the future. Entering into an acquisition entails many risks, any of which could harm our business, including: (a) diversion of management’s attention from other business concerns; (b) failure to integrate the acquired company with our existing business; (c) additional operating expenses not offset by additional revenue; and (d) dilution of our stock as a result of issuing equity securities in connection with any such acquisitions.

If we are unable to implement our acquisition strategy, we may be less successful in the future. A key component of our growth strategy is accomplished by acquiring additional flour and noodle factories and, if our recent acquisition of a soy bean business proves successful, our acquisition strategy may expand to include future acquisitions of soy bean businesses. While there are may be companies available, we may not always be able to identify and acquire companies meeting our acquisition criteria on terms acceptable to us. Additionally, financing to complete significant acquisitions may not always be available on satisfactory terms. Further, our acquisition strategy presents a number of special risks to us that it would not otherwise contend with absent such strategy, including possible adverse effects on our earnings after each acquisition, diversion of management’s attention from our core business due to the special attention that a particular acquisition may require, failure to retain key acquired personnel and risks associated with unanticipated events or liabilities arising after each acquisition, some or all of which could have a material adverse effect on our business, financial condition and results of operations.

Risks Associated With Doing Business In China

We are subject to the risks associated with doing business in the People’s Republic of China.

As most of our operations are conducted in China, we are subject to special considerations and significant risks not typically associated with companies operating in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. Our results may be adversely affected by changes in the political and social conditions in China, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Although the majority of productive assets in China are owned by the Chinese government, in the past several years the government has implemented economic reform measures that emphasize decentralization and encourage private economic activity. Because these economic reform measures may be inconsistent or ineffectual, there are no assurances that:

•	We will be able to capitalize on economic reforms;
•	The Chinese government will continue its pursuit of economic reform policies;
•	The economic policies, even if pursued, will be successful;
•	Economic policies will not be significantly altered from time to time; and
•	Business operations in China will not become subject to the risk of nationalization.

Economic reform policies or nationalization could result in a total investment loss in our Class A Common Stock.

Since 1979, the Chinese government has reformed its economic systems. Because many reforms are unprecedented or experimental, they are expected to be refined and improved. Other political, economic and social factors, such as political changes, changes in the rates of economic growth, unemployment or inflation, or in the disparities in per capita wealth between regions within China, could lead to further readjustment of the reform measures. This refining and readjustment process may negatively affect our operations.

Over the last few years, China’s economy has registered a high growth rate. Recently, there have been indications that rates of inflation have increased. In response, the Chinese government has taken measures to curb this excessively expansive economy. These measures include restrictions on the availability of domestic credit, reducing the purchasing capability of certain of its customers, and limited re-centralization of the approval process for purchases of some foreign products. The Chinese government may adopt additional measures to further combat inflation, including the establishment of freezes or restraints on certain projects or markets. These measures may adversely affect our manufacturing operations.

To date, reforms to China’s economic system have not adversely impacted our operations and are not expected to adversely impact operations in the foreseeable future. However, we cannot assure you that the reforms to China’s economic system will continue or that we will not be adversely affected by changes in China’s political, economic, and social conditions and by changes in policies of the Chinese government, such as changes in laws and regulations, measures which may be introduced to control inflation and changes in the rate or method of taxation.

On November 11, 2001, China signed an agreement to become a member of the World Trade Organization (“WTO”), the international body that sets most trade rules, further integrating China into the global economy and significantly reducing the barriers to international commerce. China’s membership in the WTO was effective on December 11, 2001. China has agreed upon its accession to the WTO to reduce tariffs and non-tariff barriers, remove investment restrictions and provide trading and distribution rights for foreign firms. The tariff rate reductions and other enhancements will enable us to develop better investment strategies. In addition, the WTO’s dispute settlement mechanism provides a credible and effective tool to enforce members’ commercial rights. Also, with China’s entry to the WTO, it is believed that the relevant laws on foreign investment in China will be amplified and will follow common practices.

The Chinese legal system is not fully developed and has inherent uncertainties that could limit the legal protections available to investors.

The Chinese legal system is a system based on written statutes and their interpretation by the Supreme People’s Court. Prior court decisions may be cited for reference but have limited legal precedents. Since 1979, the Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. Two examples are the promulgation of the Contract Law of the People’s Republic of China to unify the various economic contract laws into a single code, which went into effect on October 1, 1999, and the Securities Law of the People’s Republic of China, which went into effect on July 1, 1999. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and their non-binding nature, interpretation and enforcement of these laws and regulations involve uncertainties. In addition, as the Chinese legal system develops, changes in such laws and regulations, their interpretation or their enforcement may have a material adverse effect on our business operations.

Enforcement of regulations in China may be inconsistent.

Although the Chinese government has introduced new laws and regulations to modernize its securities and tax systems on January 1, 1994, China does not yet possess a comprehensive body of business law. As a result, the enforcement, interpretation and implementation of regulations may prove to be inconsistent and it may be difficult to enforce contracts.

We may experience lengthy delays in resolution of legal disputes.

As China has not developed a dispute resolution mechanism similar to the Western court system, dispute resolution over Chinese projects and joint ventures can be difficult and we cannot assure you that any dispute involving our business in China can be resolved expeditiously and satisfactorily.

Impact of the United States Foreign Corrupt Practices Act on our business.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with us, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in mainland China. We have attempted to implement safeguards to prevent and discourage such practices by our employees and agents. We cannot assure you, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

Impact of governmental regulation on our operations.

We may be subjected to liability for product safety that could lead to a product recall. Our operations and properties are subject to regulation by various Chinese government entities and agencies. As a producer of food products, our operations are subject to production, packaging, quality, labeling and distribution standards. Our production and distribution facilities are also subject to various local environmental laws and workplace regulations. We believe that our current legal and environmental compliance programs adequately address such concerns and that we are in substantial compliance with applicable laws and regulations. However, compliance with, or any violation of, current and future laws or regulations could require material expenditures or otherwise adversely effect our business and financial results.

We may be liable if the consumption of any of our products cause injury, illness or death. We may also be required to recall certain of our products that become contaminated or are damaged. We are not aware of any material product liability judgment against us. However, a product liability judgment or a product recall could have a material adverse effect on our business or financial results.

It may be difficult to serve us with legal process or enforce judgments against our management or us.

All of our assets are located in China. In addition, all of our directors and officers are non-residents of the United States, and all, or substantial portions of the assets of such non-residents, are located outside the United States. As a result, it may not be possible to effect service of process within the United States upon such persons. Moreover, there is doubt as to whether the courts of China would enforce:

•	Judgments of United States courts against us, our directors or our officers based on the civil liability provisions of the securities laws of the United States or any state; or

•	Original actions brought in China relating to liabilities against non-residents or us based upon the securities laws of the United States or any state.

The Chinese government could change its policies toward private enterprise or even nationalize or expropriate it, which could result in the total loss of your investment.

Our business is subject to significant political and economic uncertainties and may be adversely affected by political, economic and social developments in China. Over the past several years, the Chinese government has pursued economic reform policies including the encouragement of private economic activity and greater economic decentralization. The Chinese government may not continue to pursue these policies or may significantly alter them to our detriment from time to time with little, if any, prior notice. Changes in policies, laws and regulations or in their interpretation or the imposition of confiscatory taxation, restrictions on currency conversion, restrictions or prohibitions on dividend payments to shareholders, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business. Nationalization or expropriation could even result in the total loss of our investment in China and in the total loss of your investment.

If relations between the United States and China worsen, our stock price may decrease and we may have difficulty accessing U.S. capital markets.

At various times during recent years, the United States and China have had significant disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade controversies between the United States and China, whether or not directly related to our business, could adversely affect the market price of our Class A Common Stock and our ability to access U.S. capital markets.

The Chinese economic, political and social conditions as well as government policies could affect our business.

All of our business, assets and operations are located in China. The economy of China differs from the economies of most developed countries in many respects, including:

•	Government involvement;
•	Level of development;
•	Growth rate;
•	Control of foreign exchange; and
•	Allocation of resources.

The economy of China has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the Chinese government. In addition, the Chinese government continues to play a significant role in regulating industry by imposing industrial policies. It also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

The economy of China has experienced significant growth in the past 20 years, but growth has been uneven both geographically and among various sectors of the economy. The Chinese government has implemented various measures from time to time to control the rate of economic growth. Some of these measures benefit the overall economy of China, but may have a negative effect on us. For example, our operating results and financial condition may be adversely affected by:

•	Changes in the rate or method of taxation;
•	Imposition of additional restrictions on currency conversion and remittances abroad;
•	Reduction in tariff or quota protection and other import restrictions; and
•	Changes in the usage and costs of state-controlled transportation services.

Fluctuations in the value of the Chinese renminbi relative to foreign currencies could affect our operating results.

Substantially all our revenues and expenses are denominated in the Chinese renminbi. However, we use the United States dollar for financial reporting purposes. The value of Chinese renminbi against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions. The Chinese government values the exchange rate of the Chinese renminbi against a number of currencies, rather than just exclusively to the United States dollar. Although the Chinese government has stated its intention to support the value of the Chinese renminbi, we cannot assure you that the government will not revalue it. As our operations are primarily in China, any significant revaluation of the Chinese renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert United States dollars into Chinese renminbi for our operations, appreciation of this currency against the United States dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our Chinese renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Chinese renminbi we convert would be reduced. To date, we have not engaged in any hedging transactions in connection with our operations.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

Under the Private Securities Litigation Reform Act of 1995, companies are provided with a “safe harbor” for making forward-looking statements about the potential risks and rewards of their strategies. Forward-looking statements often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. In this prospectus, forward-looking statements also include:

•	Statements about our business plans;
•	Statements about the potential for the development, regulatory approval and public acceptance of new products;
•	Estimates of future financial performance;
•	Predictions of national or international economic, political or market conditions;
•	Statements regarding other factors that could affect our future operations or financial position; and
•	Other statements that are not matters of historical fact.

Our ability to achieve our goals depends on many known and unknown risks and uncertainties, including changes in general economic and business conditions. These factors could cause our actual performance and results to differ materially from those described or implied in forward-looking statements. Factors that could cause or contribute to such differences include, among others:

•	The success of our research and development activities and the speed with which regulatory authorizations and product launches may be achieved;
•	Our ability to continue to manage our costs;
•	Our ability to successfully market new and existing products in new and existing domestic and international markets;
•	The effect of weather conditions and commodity markets on the agriculture business;
•	Our exposure to lawsuits and other liabilities and contingencies;
•	The accuracy of our estimates and projections, for example, those with respect to product returns and grower use of our products and related distribution inventory levels;
•	Our ability to obtain payment for the products that we sell;
•	The effects of our accounting policies and changes in generally accepted accounting principles;
•	Our ability to fund our short-term financing needs;
•	General economic and business conditions; and
•	Any changes in business, political and economic conditions due to threat of future terrorist activity and related military action.

These forward-looking statements speak only as of the date of this prospectus. We believe it is in the best interest of our investors to use forward-looking statements in discussing future events. However, we are not required to, and you should not rely on us to, revise or update these statements or any factors that may affect actual results, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of our Class A Common Stock to the selling shareholder other than the exercise price of any options that are exercised by the selling shareholder, the proceeds of which we expect to use for working capital.

SELLING SHAREHOLDERS

This prospectus relates to shares of our Class A Common Stock that are being registered for reoffers and resales by the Selling Shareholders named below who have acquired or may acquire shares of our Class A Common Stock pursuant to the Plan. The Selling Shareholders may resell any or all of the shares of our Class A Common Stock at any time they choose while this prospectus is effective.

Executive officers and directors, their family members, trusts for their benefit, or entities that they own, that acquire shares of our Class A Common Stock from a Selling Shareholder may be added to the Selling Shareholders list below by a prospectus supplement filed with the SEC. The number of Shares to be sold by any Selling Shareholder under this prospectus also may be increased or decreased by a prospectus supplement. Although a person’s name is included in the table below, neither that person nor we are making an admission that the named person is our “affiliate.”

Unless otherwise described below, to our knowledge, no selling shareholder nor any of its affiliates has held any position or office with, been employed by, or otherwise has had any material relationship with us, or our affiliates, during the three years prior to the date of this prospectus.

As of January 17, 2007, there were 53,696,503 shares of our Class A Common Stock outstanding.

Name of Selling Shareholder	Number of Shares Beneficially Owned Prior to this Offering (1)		Number of Shares Offered Hereby (1)	Number of Shares Owned After this Offering Assuming All Shares Offered Hereby are sold	Percentage of Ownership After this Offering (%)

Peter Mak (2)	8,000,000	(3)	8,000,000	0	0%

(1)
For purposes of this table, we have assumed that the selling shareholder will have sold all of the shares registered under this prospectus upon completion of the offering and that additional shares issuable in connection with certain dilutive events have not been issued.

(2)	Mr. Peter Mak is the Chief Financial Officer of the Company.

(3)
Includes shares underlying immediately exercisable options for up to 2,000,000 shares at an exercise price of $1.60 per share pursuant to options granted on January 20, 2006. Also includes shares underlying options exercisable for up to 6,000,000 shares at an exercise price of $1.82 per share pursuant to options granted on December 13, 2006, the exercisability of which is contingent upon the effectiveness of shareholder consent, which shall occur no sooner than 20 days following the distribution of the Company’s Definitive Information Statement on Schedule 14C relating thereto.

PLAN OF DISTRIBUTION

Each selling shareholder of our Class A Common Stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Class A Common Stock on the American Stock Exchange or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling shareholder may use any one or more of the following methods when selling shares of our Class A Common Stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or
•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell our Class A Common Stock under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the our Class A Common Stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Class A Common Stock in the course of hedging the positions they assume. The selling shareholders may also sell our Class A Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Class A Common Stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of our Class A Common Stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders, and any broker-dealers or agents that are involved in selling our Class A Common Stock, may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of our Class A Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Class A Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares of our Class A Common Stock. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling shareholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the resale of our Class A Common Stock. There is no underwriter or coordinating broker acting in connection with the proposed the resale of our Class A Common Stock by the selling shareholders.

The resale of such shares will be made only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale of such shares may not be made unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of such resale of our Class A Common Stock may not simultaneously engage in market making activities with respect to our Class A Common Stock for a period of two business days prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our Class A Common Stock by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and we have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

Our Articles of Incorporation limit the liability of directors to the maximum extent permitted by Florida law. In addition, our bylaws require us to indemnify our directors and officers, and allow us to indemnify our other employees and agents to the fullest extent permitted by law. At present, there is no pending litigation or proceeding involving any director, officer, employee or agent where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for indemnification. If we permit indemnification for liabilities arising under the Securities Act to directors, officers or controlling persons under these provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available, at no charge, to the public at the SEC’s web site at http://www.sec.gov.

This prospectus is only part of a registration statement on Form S-8 that we have filed with the SEC under the Securities Act of 1933 and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules to the registration statement that are excluded from this Prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect or obtain a copy of the registration statement, including the exhibits and schedules, as described in the previous paragraph at no charge from us.

EXPERTS

The financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 25, 2005, which report is incorporated by reference in this prospectus and elsewhere in the registration statement, have been audited by Grobstein, Horwath & Company LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Loeb & Loeb LLP, New York, New York has passed upon the validity of the Class A Common Stock being offered hereby.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Certain Statements contained in, or incorporated by reference in, this Registration Statement are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or the Company’s future financial performance. The Company has attempted to identify forward-looking statements by terminology including “anticipates”, “believes”, “expects”, “can”, “continue”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “potential”, “predict”, “should” or “will” or the negative of these terms or other comparable terminology. These statements are only predictions, uncertainties and other factors may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels or activity, performance or achievements expressed or implied by these forward-looking statements. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. The Company expectations are as of the date this Registration Statement is filed, and the Company does not intend to update any of the forward-looking statements after the date this Registration Statement is filed to confirm these statements to actual results, unless required by law.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information may include documents filed after the date of this prospectus which update and supersede the information you read in this prospectus. We incorporate by reference the following documents listed below, except to the extent information in those documents is different from the information contained in this prospectus, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, until we terminate the offering of these shares:

•	Our Annual Report on Form 10-K for the fiscal year ended December 25, 2005, filed with the SEC on March 23, 2006 (as amended by Forms 10-K/A filed September 28, 2006 and November 30, 2006);

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 25, 2006, filed with the SEC on May 4, 2006 (as amended by Form 10-Q/A filed September 28, 2006);

•	Our Quarterly Report on Form 10-Q for the quarterly period ended June 25, 2006, filed with the SEC on August 8, 2006 (as amended by Form 10-Q/A filed September 28, 2006);

•	Our Amendments to Quarterly Report on Form 10-Q/A for the quarterly period ended September 25, 2005, filed with the SEC on September 28, 2006 and December 6, 2006;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended September 25, 2006, filed with the SEC on November 8, 2006;

•	Our Current Report on Form 8-K, dated January 20, 2006, filed with the SEC on January 24, 2006;

•	Our Current Report on Form 8-K, dated March 20, 2006, filed with the SEC on March 20, 2006;

•	Our Current Report on Form 8-K, dated March 21, 2006, filed with the SEC on March 21, 2006;

•	Our Current Report on Form 8-K, dated December 13, 2006, filed with the SEC on December 15, 2006;and

•
The description of our Class A Common Stock which is contained in the registration statement on Form SB-2/A (File No. 333-81829) filed with the SEC on March 3, 2000, including any amendment or reports filed for the purpose of updating such description.

You may request a copy of these documents, at no cost, by written request to: New Dragon Asia Corp. Attn: Peter Mak, Chief Financial Officer; Suite 2808, International Chamber of Commerce Tower, Fuhua Three Road, Shenzhen People’s Republic of China 518048.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. Reports we file with the SEC after the date of this prospectus may also contain information that updates, modifies or is contrary to information in this prospectus or in documents incorporated by reference into this prospectus. You should review these reports as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

We have not authorized any dealer, salesperson or any other person to give any information or to represent anything other than those contained in this prospectus in connection with the offer contained herein, and, if given or made, you should not rely upon such information or representations as having been authorized by New Dragon Asia Corp. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to buy, those to which it relates in any state to any person to whom it is not lawful to make such offer in such state. The delivery of this prospectus at any time does not imply that the information herein is correct as of any time after the date of this prospectus.

Dated January 19, 2007

NEW DRAGON ASIA CORP.

Prospectus

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents are incorporated by reference into this Registration Statement:

•	Our Annual Report on Form 10-K for the fiscal year ended December 25, 2005, filed with the SEC on March 23, 2006 (as amended by Forms 10-K/A filed September 28, 2006 and November 30, 2006);

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 25, 2006, filed with the SEC on May 4, 2006 (as amended by Form 10-Q/A filed September 28, 2006);

•	Our Quarterly Report on Form 10-Q for the quarterly period ended June 25, 2006, filed with the SEC on August 8, 2006 (as amended by Form 10-Q/A filed September 28, 2006);

•	Our Amendments to Quarterly Report on Form 10-Q/A for the quarterly period ended September 25, 2005, filed with the SEC on September 28, 2006 and December 6, 2006;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended September 25, 2006, filed with the SEC on November 8, 2006;

•	Our Current Report on Form 8-K, dated January 20, 2006, filed with the SEC on January 24, 2006;

•	Our Current Report on Form 8-K, dated March 20, 2006, filed with the SEC on March 20, 2006;

•	Our Current Report on Form 8-K, dated March 21, 2006, filed with the SEC on March 21, 2006;

•	Our Current Report on Form 8-K, dated December 13, 2006, filed with the SEC on December 15, 2006;and

•
The description of our Class A Common Stock which is contained in the registration statement on Form SB-2/A (File No. 333-81829) filed with the SEC on March 3, 2000, including any amendment or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended, include provisions, which limit the liability of our directors. As permitted by applicable provisions of the Florida Law, directors will not be liable to us for monetary damages arising from a breach of their fiduciary duty as directors in certain circumstances. This limitation does not affect liability for any breach of a director’s duty to us or our shareholders (i) with respect to approval by the director of any transaction from which he or she derives an improper personal benefit, (ii) with respect to acts or omissions involving an absence of good faith, that the director believes to be contrary to the best interests of us or our shareholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern or inattention that amounts to an abdication of his or her duty to us or our shareholders, or that show a reckless disregard for duty to us or our shareholders in circumstances in which he or she was, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to us or our shareholders, or (iii) based on transactions between us and our directors or another corporation with interrelated directors or based on improper distributions, loans or guarantees under applicable sections of Florida Law. This limitation of directors’ liability also does not affect the availability of equitable remedies, such as injunctive relief or rescission.

The Company has been advised that it is the position of the Commission that insofar as the provision in our Articles of Incorporation, as amended, may be invoked for liabilities arising under the Securities Act, the provision is against public policy and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS

Exhibit Number	Description

5.1	Opinion of Loeb & Loeb LLP.

10.1
Employment Agreement between the Company and Peter Mak, dated November 2, 2004 (filed as Exhibit 10.9 to the Company’s Current Report on Form 8-K, filed with the Commission on June 29, 2005 and incorporated herein by reference).

10.2
Employment Supplement between the Company and Peter Mak, dated June 22, 2005 (filed as Exhibit 10.9 to the Company’s Current Report on Form 8-K filed with the Commission on June 29, 2005 and incorporated herein by reference).

10.3
Supplementary Agreement between the Company and Peter Mak, dated January 20, 2006 (filed as Exhibit 10.10 to the Company’s Current Report on Form 8-K filed with the Commission on January 24, 2006 and incorporated herein by reference).

10.4
Option Agreement between the Company and Peter Mak, dated December 13, 2006 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 15, 2006 and incorporated herein by reference).

23.1	Consent of Grobstein, Horwath & Company LLP.

23.2	Consent of Loeb & Loeb LLP (included in exhibit 5.1).

24.1	Power of Attorney (included on signature page).

ITEM 9. UNDERTAKINGS

(a)  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar amount of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the foregoing paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement provided further, however, that the foregoing paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. provided, however, that no statement made in a Registration Statement or incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(i) The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(ii) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(iii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iv) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(v) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it or against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Shenzhen, PRC on January 17, 2007.

NEW DRAGON ASIA CORP.

By:	/s/ Li Xia Wang
Name: Li Xia Wang
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Li Xia Wang and Peter Mak as his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons and in the capacities and on the dates indicated.

Dated: January 17, 2007	By:	/s/ Heng Jing Lu
Name: Heng Jing Lu
Title: Chairman

Dated: January 17, 2007	By:	/s/ Peter Mak
Name: Peter Mak
Title: Chief Financial Officer

Dated: January 17, 2007	By:	/s/ Ling Wang
Name: Ling Wang
Title: Director

Dated: January 17, 2007	By:	/s/ De Lin Yang
Name: De Lin Yang
Title: Director

Dated: January 17, 2007	By:	/s/ Zhi Yong Jiang
Name: Zhi Yong Jiang
Title: Director

Dated: January 17, 2007	By:	/s/ Qi Xue
Name: Qi Xue
Title: Director

Dated: January 17, 2007	By:	/s/ Feng Ju Chen
Name: Feng Ju Chen
Title: Director

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Loeb & Loeb LLP.

10.1
Employment Agreement between the Company and Peter Mak, dated November 2, 2004 (filed as Exhibit 10.9 to the Company’s Current Report on Form 8-K, filed with the Commission on June 29, 2005 and incorporated herein by reference).

10.2
Employment Supplement between the Company and Peter Mak, dated June 22, 2005 (filed as Exhibit 10.9 to the Company’s Current Report on Form 8-K filed with the Commission on June 29, 2005 and incorporated herein by reference).

10.3
Supplementary Agreement between the Company and Peter Mak, dated January 20, 2006 (filed as Exhibit 10.10 to the Company’s Current Report on Form 8-K filed with the Commission on January 24, 2006 and incorporated herein by reference).

10.4
Option Agreement between the Company and Peter Mak, dated December 13, 2006 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 15, 2006 and incorporated herein by reference).

23.1	Consent of Grobstein, Horwath & Company LLP.

23.2	Consent of Loeb & Loeb LLP (included in exhibit 5.1).

24.1	Power of Attorney (included on signature page).